Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2022 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – July 27, 2022 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2022, which ended on June 28, 2022.

Total revenues were $832.6 million in the second quarter of fiscal 2022 compared to $769.0 million in the second quarter of fiscal 2021. Net income and diluted net income per share were $25.7 million and $0.50, respectively, in the second quarter of fiscal 2022.

Excluding the after-tax impact of a $0.8 million charge recorded by the Company primarily associated with FRC acquisition-related items, adjusted net income and adjusted net income per share for the second quarter of fiscal 2022 were $26.4 million and $0.52, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 4.7% year-over-year in the second quarter of fiscal 2022.

“We were pleased with our second quarter topline results across our brands, as we continued to outperform the broader casual dining industry, underscoring the strength of our portfolio,” said David Overton, Chairman and Chief Executive Officer. “Within the four walls of our restaurants, our tenured operators remained focused on delivering delicious, memorable experiences for our guests while maintaining our high labor productivity and food efficiency results.”

“The inflationary environment remains dynamic and in the second quarter we faced measurably higher costs than anticipated. Despite these near-term headwinds, we remain committed to returning margins to pre-pandemic levels while managing our business for the long-term. With record restaurant staffing levels in July and our proven track record of resiliency, I remain confident in our ability to deliver on our objectives and create long-term shareholder value.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

The Company now expects to open as many as 15 new restaurants in fiscal 2022, including as many as four Cheesecake Factory restaurants, four North Italia restaurants, and as many as seven FRC restaurants, including three Flower Child locations. This includes the opening of the first brick and mortar location of Fly Bye, FRC’s newest fast casual dining concept offering Detroit-style pizza and crispy chicken, which opened subsequent to second quarter-end in Phoenix, AZ.

In addition, in fiscal 2022 the Company expects one Cheesecake Factory restaurant to open internationally under a licensing agreement.

Liquidity and Capital Allocation

During the second quarter, the Company generated $54.0 million in cash flow from operating activities.

As of June 28, 2022, the Company had total available liquidity of $433 million, including a cash balance of $195 million and availability on its revolving credit facility of $238 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 360,000 shares of its common stock at a cost of $10.9 million in the second quarter of fiscal 2022, and also announced today that its Board of Directors declared a quarterly dividend of $0.27 per share to be paid on August 23, 2022 to shareholders of record at the close of business on August 10, 2022.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2022 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 26, 2022.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 309 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 29 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2022, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the ninth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding sales trends and strength, competitive position, development expectations, liquidity, quarterly dividends, returning to pre-pandemic margins and creation of long-term shareholder value. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; supply chain disruptions and inflation; the geopolitical environment; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants, Social Monk Kitchen and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; labor constraints, changes in unemployment rates and increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise in connection with a return to normal course of business; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	June 28, 2022		June 29, 2021		June 28, 2022		June 29, 2021
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$832,643	100.0%	$768,956	100.0%	$1,626,353	100.0%	$1,396,373	100.0%
Costs and expenses:
Cost of sales	204,182	24.5%	168,944	22.0%	392,683	24.1%	304,819	21.8%
Labor expenses	304,519	36.6%	274,812	35.7%	600,282	36.9%	504,544	36.1%
Other operating costs and expenses	219,200	26.3%	199,495	25.9%	426,835	26.3%	381,028	27.3%
General and administrative expenses	50,191	6.0%	48,228	6.3%	99,314	6.1%	92,655	6.6%
Depreciation and amortization expenses	22,608	2.7%	22,223	2.9%	44,113	2.7%	44,229	3.2%
Impairment of assets and lease termination expenses	106	0.0%	-	0.0%	313	0.0%	594	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	948	0.1%	11,357	1.5%	1,839	0.1%	11,907	0.9%
Preopening costs	2,947	0.4%	2,779	0.4%	4,711	0.3%	6,635	0.5%
Total costs and expenses	804,701	96.6%	727,838	94.7%	1,570,090	96.5%	1,346,411	96.4%
Income from operations	27,942	3.4%	41,118	5.3%	56,263	3.5%	49,962	3.6%
Interest and other expense, net	(1,130)	(0.2)%	(4,706)	(0.6)%	(2,591)	(0.2)%	(7,400)	(0.5)%
Income before income taxes	26,812	3.2%	36,412	4.7%	53,672	3.3%	42,562	3.1%
Income tax provision	1,156	0.1%	2,697	0.3%	4,853	0.3%	4,979	0.4%
Net income	25,656	3.1%	33,715	4.4%	48,819	3.0%	37,583	2.7%
Dividends on Series A preferred stock (1)	-	0.0%	(13,591)	(1.8)%	-	0.0%	(18,661)	(1.4)%
Undistributed earnings allocated to Series A preferred stock	-	0.0%	(3,051)	(0.4)%	-	0.0%	(3,123)	(0.2)%
Net income available to common stockholders	$25,656	3.1%	$17,073	2.2%	$48,819	3.0%	$15,799	1.1%

Basic net income per common share	$0.51		$0.38		$0.97		$0.35
Basic weighted average shares outstanding	50,387		45,471		50,360		44,830

Diluted net income per common share (2)	$0.50		$0.37		$0.96		$0.35
Diluted weighted average shares outstanding	50,929		46,777		50,966		45,975

(1) During the second quarter of fiscal 2021, the Company completed the repurchase of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends. For GAAP accounting purposes, $13.6 million of the total consideration paid was deemed to be a dividend during the second quarter of fiscal 2021.

(2) Diluted net income per common share reflects an adjustment for reallocation of undistributed earnings to preferred stock of $72,552 and $65,204, respectively, for the thirteen and twenty-six weeks ended June 29, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Selected Segment Information	June 28, 2022	June 29, 2021	June 28, 2022	June 29, 2021
Revenues:
The Cheesecake Factory restaurants	$640,858	$606,691	$1,250,674	$1,106,080
North Italia	56,238	43,566	108,995	76,390
Other FRC	60,020	47,458	118,852	83,652
Other	75,527	71,241	147,832	130,251
Total	$832,643	$768,956	$1,626,353	$1,396,373

Income from operations:
The Cheesecake Factory restaurants	$64,327	$83,198	$127,771	$127,679
North Italia	5,048	3,026	8,726	3,358
Other FRC	6,793	7,282	14,122	11,162
Other	(48,226)	(52,388)	(94,356)	(92,237)
Total	$27,942	$41,118	$56,263	$49,962

Preopening costs:
The Cheesecake Factory restaurants	$1,372	$584	$2,406	$2,648
North Italia	1,004	1,061	1,414	2,279
Other FRC	284	637	273	1,099
Other	287	497	618	609
Total	$2,947	$2,779	$4,711	$6,635

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$106	$-	$(59)	$-
North Italia	-	-	-	-
Other FRC	-	-	-	-
Other	-	-	372	594
Total	$106	$-	$313	$594

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,275	$16,487	$31,862	$32,807
North Italia	1,222	981	2,520	1,825
Other FRC	1,470	1,038	3,051	2,215
Other	3,641	3,717	6,680	7,382
Total	$22,608	$22,223	$44,113	$44,229

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory restaurants operating information:	June 28, 2022	June 29, 2021	June 28, 2022	June 29, 2021
Comparable restaurant sales vs. prior year	4.7%	150.0%	12.0%	52.0%
Restaurants opened during period	-	-	-	1
Restaurants open at period-end	208	207	208	207
Restaurant operating weeks	2,704	2,691	5,408	5,369

North Italia operating information:
Comparable restaurant sales vs. prior year	12%	182%	21%	63%
Restaurants opened during period	1	2	1	3
Restaurants open at period-end	30	26	30	26
Restaurant operating weeks	378	328	755	631

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	-	-	1
Restaurants open at period-end	31	28	31	28
Restaurant operating weeks	403	354	806	696

Other operating information:(2)
Restaurants opened during period	1	1	1	1
Restaurants open at period-end	39	39	39	39
Restaurant operating weeks	505	490	1,007	967

Number of company-owned restaurants:
The Cheesecake Factory	208
North Italia	30
Other FRC	31
Other	39
Total	308

Number of international-licensed restaurants:
The Cheesecake Factory	29

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Selected Consolidated Balance Sheet Information	June 28, 2022	December 28, 2021
Cash and cash equivalents	$194,891	$189,627
Long-term debt, net of issuance costs (1)	467,025	466,017

(1) Includes $337 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $8.0 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then-potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excluded the preferred dividend and assumed all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 28, 2022	June 29, 2021	June 28, 2022	June 29, 2021
Net income available to common stockholders (GAAP)	$25,656	$17,073	$48,819	$15,799
Dividends on Series A preferred stock	-	13,591	-	18,661
Net income attributable to Series A preferred stock	-	3,051	-	3,123
COVID-19 related costs(1)	-	-	-	4,917
Impairment of assets and lease termination expenses(2)	106	-	313	594
Acquisition-related contingent consideration, compensation and amortization expenses(3)	948	11,357	1,839	11,907
Termination of interest rate swap	-	2,354	-	2,354
Uncertain tax position(4)	-	-	-	2,471
Tax effect of adjustments(5)	(275)	(3,565)	(559)	(5,140)
Adjusted net income (non-GAAP)	$26,435	$43,861	$50,412	$54,686

Diluted net income per common share (GAAP)	$0.50	$0.37	$0.96	$0.35
Dividends on Series A preferred stock	-	0.25	-	0.34
Net Income attributable to Series A preferred stock	-	0.06	-	0.06
Assumed impact of potential conversion of Series A preferred stock into common stock(6)	-	(0.06)	-	(0.06)
COVID-19 related costs	-	-	-	0.09
Impairment of assets and lease termination expenses	0.00	-	0.01	0.01
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.21	0.04	0.22
Termination of interest rate swap	-	0.04	-	0.04
Uncertain tax position	-	-	-	0.05
Tax effect of adjustments	(0.01)	(0.07)	(0.01)	(0.09)
Adjusted net income per share (non-GAAP)(7)	$0.52	$0.80	$0.99	$1.00

(1) Represents incremental costs associated with COVID-19 such as sanitation, personal protective equipment, sick and vaccination pay, and healthcare benefits for furloughed staff members.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and twenty-six weeks ended June 28, 2022 and June 29, 2021 can be found in the Selected Segment Information table.

(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(4) Reserve for uncertain tax position. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2022 and 2021 periods.

(6) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (8,126,001 and 8,862,280 shares for the thirteen and twenty-six weeks ended June 29, 2021, respectively), resulting in an assumption of 54,632,770 and 54,837,353 weighted-average common shares outstanding for the thirteen and twenty-six weeks ended June 29, 2021, respectively.

(7) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100